EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated January 30, 2007 relating to the balance sheet of IceWEB, Inc. at September 30, 2006 and the related statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2006 and 2005. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

SHERB & CO., LLP
Certified Public Accountants

Boca Raton, Florida
June 4, 2007